UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act

Evogene Ltd.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Israel	Not Applicable
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

13 Gad Feinstein St. Park Rehovot P.O.B. 2100 Rehovot, 76121 Israel
(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the act.

Title of each class to be registered	Name of each exchange on which each class is to be registered
Ordinary shares, par value NIS 0.02 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: None

Securities to be registered pursuant to Section 12(g) of the Act: None

EXPLANATORY NOTE

Evogene Ltd. (the "Registrant") is filing this Form 8-A in connection with the transfer of the listing of its Ordinary Shares, par value NIS 0.02 per share (the "Ordinary Shares"), from the New York Stock Exchange to The NASDAQ Global Market of The NASDAQ Stock Market LLC.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1: Description of Registrant's Securities to be Registered

The description under the heading "Description of Share Capital" relating to the Registrant's Ordinary Shares par value NIS 0.02 (the "Ordinary Shares"), included in the Registrant's Registration Statement on Form F-1 (Registration No. 333-191315), as amended (the "Registration Statement") filed with the Securities and Exchange Commission, is incorporated herein by reference and the related final prospectus.

Item 2: Exhibits

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are being registered on The NASDAQ Stock Market, LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Evogene Ltd. (Registrant)

Dated: December 29, 2016	By:	/s/ Eyal Leibovitz
Name: Eyal Leibovitz
Title: Chief Financial Officer